August 10, 2022
Dear Dean and Marcio,
I hereby tender my resignation from the board of directors of Praxis Precision Medicines, effective as of August 12, 2022.
I am so proud of the progress the Company has made since I joined the Board in 2018, and I continue to believe strongly in Praxis’ pipeline, its management, and its prospects for success.
I have greatly enjoyed the opportunity to work with both of you, our fellow directors, and the colleagues at Praxis. I wish you all the best on the exciting road ahead!
Thank you,
Stefan Vitorovic